Exhibit 10.6

CONFIRMATION

Date:	July 1, 2008

To:	Smithfield Foods, Inc. (“Counterparty”)

Telefax No.:	757-365-3070

Attention:	Carey Dubois

From:	JPMorgan Chase Bank, National Association, London Branch (“Bank”)

Telefax No.:	212-615-8985

Transaction Reference Number:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Convertible Bond Hedging Transactions dated as of July 1, 2008 and as amended from time to time (the “Master Confirmation”) between you and us.

1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.

3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	July 1, 2008

Premium:	USD25,714,500 (Premium per Unit USD73.47).

Premium Payment Date:	July 8, 2008

Convertible Notes:	4.00% Convertible Senior Notes of Counterparty due 2013, offered pursuant to Prospectus Supplement to be dated as of July 1, 2008 and issued pursuant to the Indenture.

Number of Units:	350,000

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

Applicable Percentage:	33 1/3%

Number of Shares:	The product of the Number of Units, the Unit Entitlement and the Applicable Percentage.

Expiration Date:	June 30, 2013

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the Conversion Rate (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Indenture:	The second supplemental indenture to be dated as of July 1, 2008 (the “Indenture”) between Counterparty and U.S. Bank National Association, as trustee, pursuant to which the Convertible Notes are to be issued, which supplements the senior indenture dated as of June 1, 2007, as amended and supplemented by the first supplemental indenture dated as of June 22, 2007. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Net Share Provision:	Section 9.01(c) of the Indenture

Rounding Provision:	Section 9.01(d) of the Indenture

Excluded Provisions:	Sections 9.02(f), 9.02(g) and 9.03 of the Indenture

Dilution Provision:	Sections 9.02(a), (b), (c), (d) and (e) of the Indenture

Merger Provision:	Clause (2) of the definition of Fundamental Change in Section 1.01 of the Indenture.

Default Provisions:	Section 5.02 of the Indenture

Early Unwind Date:	July 8, 2008, or such later date as agreed by the parties hereto.

4. Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to EDG Confirmation Group, J.P. Morgan Securities Inc., by fax to (212) 622 8519. Hard copies should be returned to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401.

5. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours sincerely,

J.P. MORGAN SECURITIES INC., AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sudheer Tequiapalle
Name: Sudheer Tequiapalle
Title: Executive Director

Confirmed as of the

date first above written:

SMITHFIELD FOODS, INC.

By:	/s/ Carey J. Dubois
Name: Carey J. Dubois
Title: Vice President-Finance

JPM/SFD Confirmation Signature Page Bond Hedge

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority